Exhibit 4.8

HANDHELD ENTERTAINMENT, INC.

STOCK ISSUANCE AGREEMENT

This Stock Issuance Agreement (this “Agreement”) is entered into as of the __day of _____, 200__ by and between HandHeld Entertainment, Inc., a Delaware corporation (the “Company”) and ________ (the “Purchaser”).

1. Issuance and Sale of Common Stock. Subject to the terms hereof, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company _________ shares of the Common Stock of the Company (the “Shares”) at a per share price of ____________, representing an aggregate purchase price for the Shares of ____________________. The Purchaser will pay the purchase price in the form of Purchaser’s agreement to enter into an employment or consulting relationship with the Company. For clarification, Purchaser is not purchasing the Shares in the form of future services to be rendered to the Company, but rather in the form of Purchaser’s agreement to enter into an employment or consulting relationship whereby such services are to be provided.

2. Automatic Forfeiture. In the event of a voluntary or involuntary termination of Purchaser’s employment or consulting relationship with the Company for any reason (including death or disability), with or without cause, Purchaser shall forfeit (“Automatic Forfeiture”), upon the date of such termination (the “Termination Date”), all or any portion of the Shares held by Purchaser as of the Termination Date which have not yet been released from the Automatic Forfeiture.

2.1 Exercise of Automatic Forfeiture. The Automatic Forfeiture shall be effectuated automatically without notice immediately following the Termination Date. Immediately upon the Termination Date, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being forfeited by Purchaser, without further action by Purchaser.

2.2 Release from Automatic Forfeiture. One hundred percent (100%) of the Shares shall initially be subject to the Automatic Forfeiture. For the first ____ months following the Lapse Commencement Date (as set forth on the signature page of this Agreement), _____% of the Shares initially subject to the Automatic Forfeiture shall be released from the Automatic Forfeiture on each monthly anniversary of the Lapse Commencement Date. Thereafter, ____% of the Shares initially subject to the Automatic Forfeiture shall be released from the Automatic Forfeiture on each monthly anniversary of the Lapse Commencement Date until all Shares are released from the Automatic Forfeiture. Fractional shares shall be rounded to the nearest whole share.

3. Escrow of Shares Subject to Automatic Forfeiture. For purposes of facilitating the enforcement of the provisions of Section 2 above, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Automatic Forfeiture, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Purchaser, in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.

4. Section 83(b) Election. Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the forfeiture of the Shares pursuant to the Automatic Forfeiture set forth in Section 2 of this Agreement. Purchaser understands that Purchaser may elect to be taxed at the time the Automatic Forfeiture is imposed, rather than when and as the Automatic Forfeiture lapses, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of receipt of the certificate(s) for the Shares. Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which Purchaser receives the certificate(s) for the Shares. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. Purchaser agrees that he or she will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”), attached hereto as Exhibit B.

5. Representations and Warranties. Purchaser, by offering to purchase the Shares, (a) hereby represents and warrants to the Company that all information provided by Purchaser herewith is true and correct and (b) hereby represents and warrants to the Company as follows:

5.1 Investment. Purchaser is acquiring the Shares for investment for Purchaser’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. Purchaser understands that such Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representation as expressed herein.

5.2 Rule 144. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, except as otherwise permitted under Rule 144(k), if applicable, (a) the availability of certain current public information about the Company; (b) the resale occurring not less than one year after a party has purchased and fully paid for the shares to be sold; (c) the sale being effected through a “broker’s transaction” or in transaction directly with a “market maker” (as provided by Rule 144 (f)); and (d) the number of shares being sold during any three-month period not exceeding specified limitations.

5.3 No Public Market. Purchaser understands that no public market now exists for any of the Shares issued by the Company and that there is no assurance that a public market will ever exist for the Shares.

5.4 Access to Data. Purchaser has requested and received from the Company all the information Purchaser considers necessary or appropriate for deciding whether to purchase the Shares. Purchaser has had an opportunity to ask questions of and receive answers from management of the Company concerning the Company, the Company’s business and financial affairs and the Purchaser’s purchase of Shares hereunder. Purchaser has had such questions answered to Purchaser’s satisfaction. Purchaser understands that any information contained in any written documentation or made by management during discussions with the Company were intended to describe the aspects of the Company’s business and prospects but such information does not necessarily provide a thorough or exhaustive description.

5.5 Brokers or Finders. There are no arrangements or claims for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby based on any arrangement or Agreement known to Purchaser. Purchaser will pay, and hold the Company and each other Purchaser harmless against, any liability, loss or expense (including reasonable attorneys fees and out-of-pocket expenses) arising in connection with any such claim.

5.6 No Reliance on Third Parties. In purchasing the Shares, Purchaser is not relying upon any representation or assurance from any person.

5.7 Risk of Investment. Purchaser understands the risks inherent in new ventures and the risks associated with unproven technologies such as those of the Company, and Purchaser has experience in investing in such ventures. Purchaser can bear the entire loss of Purchaser’s investment in the Company.

5.8 Sophisticated Investor. Purchaser, either alone or with Purchaser’s representative(s), has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of this investment or has a preexisting personal or business relationship with the Company or any of its partners, officers, directors or controlling persons. Purchaser has such business and financial experience as is required to give him or her the capacity to protect Purchaser’s own interests in connection with the purchase of the Shares.

6. Miscellaneous.

6.1 Governing Law. This Agreement will be governed and construed in all respects in accordance with the laws of the State of California without regard to conflict of laws principles.

6.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof will inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of the Purchaser to purchase the Shares will not be assignable without the prior written consent of the Company.

6.3 Entire Agreement; Amendment. This Agreement between the Company and the Purchaser constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and supersedes all prior agreement and discussion between the parties. No party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

6.4 Notices, etc. All notices and other communications required or permitted hereunder will be in writing and will be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at the Purchaser’s address set forth on the signature page hereof, or at such other address as the Purchaser will have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to its address set forth on the signature page hereof addressed to the attention of the Board of Directors, or at such other address as the Company will have furnished to the Purchaser in writing. Each such notice or other communication will for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or five days after the same as been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

6.5 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

6.6 Legends. The Purchaser understands that the Company will cause the legend set forth below or a legend substantially equivalent thereto to be placed upon the certificate(s) for the Shares, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS THE SALE IS OTHERWISE EXEMPT FROM REGISTRATION. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH ANY SUCH SALE. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS CONTAINED IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

6.7 Expenses. The Company and the Purchaser will bear their own expenses incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

6.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without such provision; provided, however, that no such severability will be effective if it materially changes the economic benefit of this Agreement to any party.

6.9 Transfers in Violation of Agreement. The Company will not be required (a) to transfer on its books any Shares that the Purchaser purports to sell or transfer in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares, to accord the right to vote as such owner, or to pay dividends to, any person to whom such Shares were purportedly transferred.

6.10 Counterparts. This Agreement may be executed in counterparts, each of which will be enforceable against the parties actually executing such counterparts, and which together will constitute one instrument.

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.

HANDHELD ENTERTAINMENT, INC.

By:

Address:

PURCHASER:

By:

Address:

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Issuance Agreement between the undersigned (“Purchaser”) and HandHeld Entertainment, Inc., a California corporation (the “Company”) dated _______________ (the “Agreement”), Purchaser hereby sells, assigns and transfers unto the Company _____________________ (________) shares of the Common Stock of the Company standing in Purchaser’s name on the Company’s books and represented by Certificate No. _____, and does hereby irrevocably constitute and appoint ______________________ to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated: ______________________

Signature:

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to effectuate the Automatic Forfeiture provision set forth in the Agreement without requiring additional signatures on the part of Purchaser.

EXHIBIT B

ACKNOWLEDGMENT AND STATEMENT OF DECISION
REGARDING SECTION 83(b) ELECTION

The undersigned has entered into that certain Stock Issuance Agreement with HandHeld Entertainment, Inc., a California corporation (the “Company”) dated ____________ (the “Agreement”), pursuant to which an automatic forfeiture provision has been created with regard to 4,500 shares of Common Stock of the Company owned by the undersigned (the “Shares”). In connection with the Agreement, the undersigned hereby represents as follows:

1. The undersigned has carefully reviewed the Agreement.

2. The undersigned either [check and complete as applicable]:

(a) ___ has consulted, and has been fully advised by, the undersigned’s own tax advisor, __________________________, whose business address is _____________________________, regarding the federal, state and local tax consequences of purchasing the Shares and of the automatic forfeiture provision, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or

(b) ___ has knowingly chosen not to consult such a tax advisor.

3. The undersigned hereby states that the undersigned has decided [check as applicable]:

(a) ___ to make an election pursuant to Section 83(b) of the Code; or

(b) ___ not to make an election pursuant to Section 83(b) of the Code.

4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of the Shares or of the tax consequences of the automatic forfeiture provision, or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Date: